Exhibit 99.1

ADMA Biologics Named Company of the Year by BioFlorida

RAMSEY, N.J. and BOCA RATON, FL., – October 22, 2019 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and the prevention of certain infectious diseases, today announced that it has been named Company of the Year by BioFlorida, in recognition of ADMA’s significant achievements over the past year.

“We are honored to receive this award from BioFlorida and to be recognized for the recent achievements at our Boca Raton, Florida biologics manufacturing and laboratory campus,” stated Adam Grossman, President and Chief Executive Officer. “Over the past year, we were granted two U.S. Food and Drug Administration (“FDA”) biologic product approvals for ASCENIV™ and BIVIGAM®, improved our current good manufacturing practice (“cGMP”) compliance classification with FDA, and secured funding that will support our ongoing commercial product launches and operations. We are extremely proud of these accomplishments and attribute our success to our passionate and dedicated team who worked so hard to revitalize our biologics manufacturing business. We look forward to continuing to contribute to the growing pharma and biotech community in Florida and to continue to expand our operations and grow our workforce to support the increasing demand of our therapeutic products.”

“It is our pleasure to award ADMA as the BioFlorida Company of the year based upon all of their recent regulatory, financial and growth achievements,” stated Nancy Bryan, President and Chief Executive Officer of BioFlorida. “ADMA’s growth is a testament to the business opportunities available in Florida, where life science companies can achieve great things with our talent pool and resources.”

About BioFlorida

BioFlorida is the voice of Florida’s life science industry, representing 6,200 establishments and research organizations in the biopharmaceutical, medical technology, HealthIT and bioagriculture sectors that collectively employ just over 87,000 Floridians. Members of the BioFlorida network include emerging and established life science companies, universities, research institutions, hospitals, medical centers, incubators, economic development agencies, investors and service providers. BioFlorida’s member driven initiatives provide a strong business climate for the advancement of innovative products and technology that improve lives and promote economic benefits to the state.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is a commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatments of immunodeficient patients at risk for infection. ADMA currently manufactures and markets three United States Food and Drug Administration (“FDA”) approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of primary humoral immunodeficiency (PI); BIVIGAM® (immune globulin intravenous, human) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against hepatitis B. ADMA's mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency disease, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we”, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about increasing demand for our therapeutic products; our ability to continue contributing to the growing pharma and biotech community in Florida and to continue to expand our operations and grow our workforce; and the potential of our specialty plasma-based biologics products and product candidates to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |